UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2017 (July 30, 2017)

Discovery Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34177	35-2333914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Discovery Place Silver Spring, Maryland	20910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 240-662-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

Discovery Communications, Inc. (“Discovery”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 30, 2017, among Discovery, Scripps Networks Interactive, Inc., an Ohio corporation (“Scripps”), and Skylight Merger Sub, Inc., an Ohio corporation and a wholly owned subsidiary of Discovery (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Scripps (the “Merger”), with Scripps continuing as the surviving company in the Merger. The Merger Agreement was approved unanimously by those voting by Discovery’s Board of Directors (the “Discovery Board”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each Common Voting Share, par value $0.01 per share, of Scripps (the “Common Voting Shares”) and each Class A Common Share, par value $0.01 per share, of Scripps (the “Class A Shares” and, together with the Common Voting Shares, the “Scripps Shares”) issued and outstanding immediately prior to the effective time of the Merger (other than (i) Scripps Shares owned by Discovery or Merger Sub and (ii) Scripps Shares owned by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Ohio law) will be converted into the right to receive $63.00 per share in cash and $27.00 per share in Discovery’s Series C Common Shares, based on Discovery’s July 21, 2017 closing price (the “Merger Consideration”).

The stock portion of the Merger Consideration will be subject to a collar based on the volume weighted average price of Discovery’s Series C Common Shares measured cumulatively over the 15 trading days ending on the third trading day prior to closing (the “Average Discovery Price”). Holders of Scripps Shares will receive 1.2096 Discovery Series C Common Shares if the Average Discovery Price is less than $22.32, and 0.9408 Discovery Series C Common Shares if the Average Discovery Price is greater than $28.70. If the Average Discovery Price is greater than or equal to $22.32 but less than or equal to $28.70, holders of Scripps Shares will receive a number of Discovery Series C Common Shares between 1.2096 and 0.9408 equal to $27.00 in value. If the Average Discovery Price is between $22.32 and $25.51, Discovery has the option to pay additional cash instead of issuing more shares.

Effective as of the effective time of the Merger, Discovery will cause the Discovery Board to be expanded by one member and will appoint an individual identified by Scripps and who is currently a member of the Scripps Board to fill such vacancy.

Holders of Scripps Shares will have the option to elect to receive their consideration in cash, stock or the mixture described above, subject to pro rata cut backs to the extent cash or stock is oversubscribed.

In accordance with the terms of the applicable award agreement, the Merger Agreement provides for the following treatment of Scripps’s equity awards at closing:

•	Each Scripps stock option will (i) if the exercise price is equal to or greater than the consideration to be received by Scripps stockholders electing cash, terminate and be cancelled or (ii) if the exercise price is less than the consideration to be received by Scripps stockholders electing cash, (a) for 30% of the Scripps stock options held by each holder, be converted into a fully-vested stock option of Discovery on substantially the same terms and conditions and (b) for 70% of the Scripps stock options held by each holder, be exchanged for cash equal to the product of (1) the number of Scripps Shares subject to the stock option and (2) the consideration to be received by Scripps stockholders electing cash, net of the applicable exercise price.

•	Each award of Scripps restricted stock units that vests upon consummation of the transaction will (i) 30% be converted into fully-vested restricted stock units of Discovery on substantially the same terms and conditions and (ii) 70% be exchanged for cash equal to the product of (a) the number of Scripps Shares subject to the restricted stock unit and (b) the consideration to be received by Scripps stockholders electing cash. Each award of Scripps restricted stock units that does not vest upon consummation of the transaction will be converted into unvested restricted stock units of Discovery on substantially the same terms and conditions.

•	Each Scripps phantom stock unit will be converted into an amount in cash equal to the consideration to be received by Scripps stockholders electing cash.

The Merger Agreement contains customary representations and warranties of Discovery and Scripps relating to their respective businesses and public filings, in each case generally subject to a materiality qualifier. Additionally, the Merger Agreement provides for customary pre-closing covenants of Discovery and Scripps, including covenants relating to conducting their businesses in the ordinary course consistent with past practice and to refrain from taking certain actions without the other party’s consent, covenants not to solicit proposals relating to alternative transactions or, subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative transactions and, subject to certain exceptions, to recommend that Scripps’s stockholders adopt the Merger Agreement and Discovery’s stockholders approve the issuance of Series C Common Stock (as defined below) in connection with the Merger.

Prior to the adoption of the Merger Agreement by Scripps’s stockholders, the Scripps board of directors (the “Scripps Board”) may withhold, withdraw, qualify or modify its recommendation that Scripps’s stockholders adopt the Merger Agreement or approve, recommend or otherwise declare advisable any Company Superior Proposal (as defined in the Merger Agreement) or terminate the Merger Agreement to enter into a Company Alternative Acquisition Agreement (as defined in the Merger Agreement) providing for a Company Superior Proposal, in each case, subject to complying with notice and other specified conditions, including giving Discovery the opportunity to propose revisions to the terms of the transaction contemplated by the Merger Agreement during a match right period, and the payment of the Scripps Termination Fee (as defined below) prior to or concurrently with such termination.

Prior to Discovery’s stockholders approving the issuance of Series C Common Stock in connection with the Merger, the Discovery Board may withhold, withdraw, qualify or modify its recommendation that Discovery’s stockholders approve the issuance of Series C Common Stock or approve, recommend or otherwise declare advisable any Parent Superior Proposal (as defined in the Merger Agreement), in each case, subject to complying with notice and other specified conditions, including giving Scripps the opportunity to propose revisions to the terms of the transaction contemplated by the Merger Agreement during a match right period.

Consummation of the Merger is subject to various conditions, including, among others, customary conditions relating to the adoption of the Merger Agreement by the requisite vote of Scripps’s stockholders and approval of the issuance of Series C Common Stock by the requisite vote of Discovery’s stockholders in connection with the Merger; expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and that all other required governmental consents specified in the Merger Agreement, including under the European Union Merger Regulation be obtained. Discovery and Scripps are obligated to use reasonable best efforts to obtain all governmental consents, except that Discovery is not required to accept any impositions that would result in, or would be reasonably likely to result in, either individually or in the aggregate, a material adverse effect on Discovery, Scripps and their respective subsidiaries. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement.

The Merger Agreement also provides for certain mutual termination rights of Discovery and Scripps, including the right of either party to terminate the Merger Agreement if the Merger is not consummated by July 30, 2018 (the “Termination Date”). Either party may also terminate the Merger Agreement if (i) Scripps’s stockholder approval of the Merger has not been obtained at a duly convened meeting of Scripps’s stockholders, (ii) Discovery’s stockholder approval of the issuance of Series C Common Stock in connection with the Merger has not been obtained at a duly convened meeting of Discovery’s stockholders or (iii) an order permanently restraining, enjoining, or otherwise prohibiting consummation of the Merger becomes final and non-appealable. Discovery may terminate the Merger Agreement prior to Scripps’ stockholder approval having been obtained if (a) the Scripps Board changes its recommendation of the Merger or (b) Scripps breaches certain of its covenants. Scripps may terminate the Merger Agreement prior to Discovery’s stockholder approval having been obtained (i) if the Discovery Board changes its recommendation regarding issuing Series C Common Stock in connection with the Merger or (ii) Discovery breaches certain of its convenants.

If the Merger Agreement is terminated by Discovery as a result of the Scripps Board changing its recommendation of the Merger prior to Scripps’s stockholder approval having been obtained or by Scripps if prior to Scripps’s stockholder approval having been obtained Scripps enters into a Company Alternative Acquisition Agreement with respect to a Company Superior Proposal that did not result from a material breach of the Merger Agreement, then Scripps shall be obligated to pay Discovery a fee equal to $356,000,000 (the “Scripps Termination Fee”). If the

Merger Agreement is terminated by Scripps as a result of the Discovery Board changing its recommendation of the issuance of Series C Common Shares prior to Discovery’s stockholder approval having been obtained, then Discovery shall be obligated to pay Scripps a fee equal to $356,000,000.

Further, if the Merger Agreement is terminated by either party if the Merger Agreement is not consummated by the Termination Date or if Scripps’s stockholder approval has not been obtained at a duly convened meeting of Scripps’s stockholders and, in each case prior to such termination but after the date of the Merger Agreement, a bona fide Company Acquisition Proposal shall have been publicly made to Scripps or any of its subsidiaries or shall have been made directly to Scripps’s stockholders and within 12 months after the date of a termination Scripps consummates certain acquisition proposals or enters into an agreement contemplating certain acquisition proposals, then Scripps shall be obligated to pay the Termination Fee (less the $25,000,000 fee described below if already paid) concurrently with such entry or consummation.

If the Merger Agreement is terminated by either party as a result of the other party’s failure to obtain its stockholder approval, the terminating party shall receive a fee equal to $25,000,000 from the other party.

The foregoing summary of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information regarding Discovery, Scripps or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Discovery’s public disclosures.

Voting Agreements

In connection with entering into the Merger Agreement, Discovery and Scripps entered into a voting agreement with John C. Malone (“Malone”), who holds approximately 91% of the issued and outstanding shares of Discovery’s Series B Common Stock, par value $0.01 per share (the “Series B Common Stock”) (the “Malone Voting Agreement”). The Malone Voting Agreement, among other things, requires that Malone vote his shares of Discovery Series B Common Stock to approve the issuance of shares of Series C Common Stock in connection with the Merger as contemplated by the Merger Agreement.

In connection with entering into the Merger Agreement, Advance/Newhouse Programming Partnership, a New York general partnership (“ANPP”), which holds all of the issued and outstanding shares of Discovery Series A Preferred Stock (as defined below), submitted a written consent to Discovery, as described below in connection with the Exchange Agreement, and entered into a voting agreement with Discovery and Scripps (the “ANPP Voting Agreement”). The ANPP Voting Agreement requires that ANPP vote its shares of Discovery Series A Preferred Stock to approve the issuance of shares of Series C Common Stock in connection with the Merger as contemplated by the Merger Agreement.

In connection with entering into the Merger Agreement, certain members of the Scripps family (“Scripps Family”), who collectively hold approximately 83% of the issued and outstanding Common Voting Shares, entered into a voting agreement with Discovery (the “Scripps Voting Agreement”). The Scripps Voting Agreement requires that the Scripps Family vote its Common Voting Shares to approve the Merger as contemplated by the Merger Agreement.

The foregoing summaries of the Malone Voting Agreement, ANPP Voting Agreement and Scripps Voting Agreement do not purport to be complete descriptions and are qualified in their entirety by reference to the full text of the Malone Voting Agreement, ANPP Voting Agreement and Scripps Voting Agreement, each of which is attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and is incorporated herein by reference.

Exchange Agreement

Discovery entered into a Preferred Share Exchange Agreement (the “Exchange Agreement”) with ANPP, pursuant to which Discovery will issue a number of shares of a newly designated Series A-1 Convertible Participating Preferred Stock of Discovery, par value $0.01 per share (the “Series A-1 Preferred Stock”), and a number of shares of a newly designated Series C-1 Convertible Participating Preferred Stock of Discovery, par value $0.01 per share (the “Series C-1 Preferred Stock,” and together with the Series A-1 Preferred Stock, the “New Preferred Stock”) to ANPP, in exchange for (i) 70,612,031 shares of Discovery’s Series A Convertible Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and 24,798,816 shares of Discovery’s Series C Convertible Participating Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”, and together with the Series A Preferred Stock, the “Old Preferred Stock”) held of record by ANPP as of the date of this report (excluding shares of Series A Preferred Stock and Series C Preferred Stock that are subject to transfer restrictions pursuant to that certain Escrow Agreement, dated September 17, 2008, by and among Discovery, the Shareholder and JPMorgan Chase Bank, N.A. (the “Escrow Agreement”)) and (ii) certain additional shares of Old Preferred Stock that are to be released to ANPP from the escrow account governed the Escrow Agreement prior to the closing of the Exchange (the “Exchange Closing”) (the “Exchange”). ANPP will receive one share of Series A-1 Preferred Stock for every nine shares of Series A Preferred Stock, and one share of Series C-1 Preferred Stock for every four shares of Series C Preferred Stock, in each case, that it holds immediately prior to the Exchange Closing. Immediately following the Exchange, ANPP’s beneficial ownership of the aggregate number of shares of Discovery’s Series A Common Stock, par value $0.01 per share (the “Series A Common Stock”) and Series C Common Stock, par value $0.01 per share (the “Series C Common Stock”), into which the New Preferred Stock received by ANPP in the Exchange are convertible, will remain unchanged. The shares of Old Preferred Stock transferred by ANPP in the Exchange will represent all of the shares of Old Preferred Stock issued and outstanding immediately prior to the Exchange Closing.

The Exchange Closing is not subject to any closing conditions and will occur promptly after the execution of the Exchange Agreement. Effective at the Exchange Closing, all outstanding shares of the Series A Preferred Stock and Series C Preferred Stock will be retired by Discovery.

Certain of the shares of Series C-1 Preferred Stock received by ANPP in the Exchange (including the Series C Common Stock into which such shares are convertible) will be subject to transfer restrictions, on the terms set forth in the Exchange Agreement. While subject to transfer restrictions, such shares may be pledged in certain bona fide financing transactions, but may not be pledged in connection with hedging or similar transactions.

The terms of the Exchange Agreement were negotiated, considered and approved by an independent committee of disinterested directors of Discovery, which committee was advised by independent financial advisors and legal counsel. The foregoing description of the Exchange Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Exchange Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.4 and the terms of which are incorporated by reference herein.

In connection with the Exchange, ANPP has delivered, as the holder of the outstanding shares of Series A Preferred Stock, its consent for Discovery and/or its subsidiaries to enter into the Merger Agreement and consummate the Merger and the other transactions contemplated thereby, in each case on the terms and conditions set forth in the Merger Agreement, and to take all actions that may be necessary or proper in connection therewith.

Item 2.03 Creation of a Direct Financial Obligation.

Commitment Letter

In connection with entering into the Merger Agreement, Discovery and its wholly owned subsidiary, Discovery Communications, LLC (“DCL”), have entered into a commitment letter (the “Commitment Letter”), dated as of July 30, 2017, with Goldman Sachs Bank USA (“GS Bank”) and Goldman Sachs Lending Partners LLC (“GSLP” and, together with GS Bank, “Goldman Sachs”), pursuant to which Goldman Sachs has committed to provide up to $9.6 billion under a 364-day senior unsecured bridge facility (the “Bridge Facility”) to finance the Merger and certain related transactions and pay fees and expenses in connection therewith. The Bridge Facility is subject to reduction upon incurrence of specified debt by DCL, the effectiveness of certain amendments to DCL’s existing revolving credit agreement and certain other specified events, in each case as further specified in the Commitment Letter. The obligation of Goldman Sachs to provide the Bridge Facility is subject to a number of customary conditions, including execution and delivery of certain definitive documentation. DCL will pay customary fees and expenses in connection with the Bridge Facility.

The foregoing description of the Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter, a copy of which is attached as Exhibit 10.5 hereto and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K, under the caption “Exchange Agreement”, is incorporated by reference into this Item 3.02. The shares of the Series A-1 Preferred Stock and Series C-1 Preferred Stock will be issued in reliance on the exemption set forth in Section 3(a)(9) of the Securities Act of 1933, as amended, for securities exchanged by the issuer and existing security holders where no commission or other remuneration is paid or given directly or indirectly by the issuer for soliciting such exchange.

Item 3.03 Material Modifications to Rights of Security Holders.

On July 30, 2017, in anticipation of the execution by Discovery and ANPP of the Exchange Agreement, Discovery and Computershare Trust Company, N.A., as rights agent, entered into Amendment No. 2 (“Amendment No. 2”) to Discovery’s Rights Agreement, dated as of September 17, 2008 (as amended by Amendment No. 1 thereto, the “Rights Agreement”). Amendment No. 2 amended the Rights Agreement to, among other things, provide that neither the execution and delivery of the Exchange Agreement nor the completion of the transactions contemplated thereby will affect ANPP’s status as an Exempt Person (as defined in the Rights Agreement) and to update certain defined terms in the Rights Agreement in light of the transactions contemplated by the Exchange Agreement. The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the complete text of Amendment No. 2, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Exchange Closing, Discovery will file with the Secretary of State of the State of Delaware a Certificate of Designation for the Series A-1 Preferred Stock (the “Series A-1 Certificate of Designation”) and a Certificate of Designation for the Series C-1 Preferred Stock (the “Series C-1 Certificate of Designation”). Each Certificate of Designation was adopted by resolution of the Discovery Board pursuant to Discovery’s Restated Certificate of Incorporation, as amended (the “Charter”), which vests the Discovery Board with authority to authorize and issue one or more series of Discovery’s preferred stock within the limitations set forth in the Charter.

The Series A-1 Preferred Stock will have substantially the same relative rights, preferences and limitations as the Series A Preferred Stock, with certain exceptions:

•	given that the Exchange Agreement provides for an exchange ratio of nine shares of Series A Preferred Stock for every one share of Series A-1 Preferred Stock, the Series A-1 Preferred Stock will be convertible at the option of the holder at any time into shares of Series A Common Stock at an initial conversion rate of nine shares of Series A Common Stock for every one share of Series A-1 Preferred Stock, subject to certain customary anti-dilution adjustments, and the Series A-1 Preferred Stock will have a liquidation preference of $0.09 per share;

•	the consent of holders of a majority of Discovery’s outstanding shares of Series A-1 Preferred Stock is required for any increase in the size of the Discovery Board in excess of 12 directors (taking into account the proposed addition of a Scripps designee to the Discovery Board at the closing of the Merger);

•	in the event of a dividend declared and paid by Discovery in Common Stock of Discovery, par value $0.01 per share (the “Common Stock”), holders of the Series A-1 Preferred Stock will participate and receive shares in such distribution on an as-converted basis with holders of shares of Common Stock (whereas holders of Series A Preferred Stock do not participate and receive shares in such a distribution, but they benefit from an adjustment to the conversion ratio of Series A Preferred Stock); and

•	pursuant to the terms of the Series A-1 Certificate of Designation, Discovery has a right of first offer for a period of 7.5 years after the Exchange Closing to purchase shares of Series A-1 Preferred Stock held by ANPP and/or certain of its affiliates in the event such persons desire to sell 80% or more of their shares to a third party in a “Permitted Transfer” (as defined in the Series A-1 Certificate of Designation).

The Series C-1 Preferred Stock will have substantially similar relative rights, preferences and limitations as the Series C Preferred Stock, with certain exceptions:

•	given that the Exchange Agreement provides for an exchange ratio of four shares of Series C Preferred Stock for every one share of Series C-1 Preferred Stock, the Series C-1 Preferred Stock will have a liquidation preference of $0.04 per share; and

•	the Series C-1 Preferred Stock will be convertible at the option of the holder at any time into shares of Discovery’s Series C Common Stock, at an initial conversion rate to be determined based on the number of shares of Series C Common Stock that would be issuable to ANPP in the event it had converted all of its shares of Series A Preferred Stock and Series C Preferred Stock (including the shares of Series A Preferred Stock and Series C Preferred Stock to be released from the escrow account governed by the Escrow Agreement) immediately prior to the Exchange Closing, and taking into account the fact that no such shares of Series C Common Stock would be issuable upon conversion of the Series A-1 Preferred Stock, subject to certain customary anti-dilution adjustments.

The Series A-1 Preferred Stock and Series C-1 Preferred Stock have the other designations, relative rights, preferences and limitations set forth in their respective Certificates of Designation.

The foregoing description of the terms of the Series A-1 Preferred Stock and Series C-1 Preferred Stock is not complete and is subject to and qualified in its entirety by reference to the Series A-1 Certificate of Designation and the Series C-1 Certificate of Designation, the forms of which are filed with this Current Report on Form 8-K as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On July 31, 2017, Discovery and Scripps issued a joint press release announcing the execution of the Merger Agreement described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

WHERE TO FIND ADDITIONAL INFORMATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Discovery and Scripps. In connection with the proposed merger, Discovery intends to file a registration statement on Form S-4, containing a joint proxy statement/prospectus with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by Discovery and Scripps with the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus, once available, and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of documents filed with the SEC by Discovery will be made available free of charge on Discovery’s investor relations website at www.Corporate.Discovery.com. Free copies of documents filed with the SEC by Scripps will be made available free of charge on Scripps’ investor relations website at www.ScrippsNetworksInteractive.com.

PARTICIPANTS IN THE SOLICITATION

Discovery and its directors and executive officers, and Scripps and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Scripps common stock in respect of the proposed merger. Information about the directors and executive officers of Discovery is set forth Discovery’s proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on April 5, 2017. Information about the directors and executive officers of Scripps is set forth in Scripps’ proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on March 29, 2017. Investors may obtain additional information regarding the interest of such participants by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available.

FORWARD LOOKING STATEMENTS

Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to Discovery’s and Scripps’ objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that Discovery and Scripps intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by Discovery’s and Scripps’ management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and Discovery and Scripps undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: risks and uncertainties discussed in the reports that Discovery and Scripps have filed with the SEC; general economic, market, or business conditions; risks associated with the ability to consummate the business combination between Discovery and Scripps and the timing of the closing of the business combination; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; pricing fluctuations in local and national advertising; future regulatory actions and conditions in the television stations’ operating areas; competition from others in the broadcast television markets; volatility in programming costs; the ability to successfully integrate Discovery’s and Scripps’ operations and employees; the ability to realize anticipated benefits and synergies of the business combination; the potential impact of announcement of the business combination or consummation of the transaction on relationships, including with employees, customers and competitors; and other circumstances beyond Discovery’s and Scripps’ control. Refer to the section entitled “Risk Factors” in Discovery’s and Scripps’ annual and quarterly reports filed with the SEC and in the Form S-4, containing a joint proxy statement/prospectus to be filed by Discovery and Scripps with the SEC at a later date for a discussion of important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 30, 2017, among Discovery Communications, Inc., Skylight Merger Sub, Inc. and Scripps Networks Interactive, Inc.*

3.1	Form of Certificate of Designation of Series A-1 Convertible Participating Preferred Stock, par value $0.01 per share.

3.2	Form of Certificate of Designation of Series C-1 Convertible Participating Preferred Stock, par value $0.01 per share.

4.1	Amendment No. 2 to Rights Agreement, dated as of July 30, 2017, by and between Discovery Communications, Inc. and Computershare Trust Company, N.A., as rights agent.

10.1	Voting Agreement, dated as of July 30, 2017, by and among Scripps Networks Interactive, Inc., Discovery Communications, Inc. and John C. Malone.

10.2	Voting Agreement, dated as of July 30, 2017, by and among Scripps Networks Interactive, Inc., Discovery Communications, Inc. and Advance/Newhouse Programming Partnership.

10.3	Voting Agreement, dated as of July 30, 2017, by and between Discovery Communications, Inc. and the persons whose names are set forth on the signature pages thereto under the caption “Stockholders”.

10.4	Preferred Share Exchange Agreement, dated as of July 30, 2017, by and between Discovery Communications, Inc. and Advance/Newhouse Programming Partnership.

10.5	Commitment Letter, dated as of July 30, 2017, by and between Discovery Communications, Inc., Discovery Communications, LLC, Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC.

99.1	Press Release, dated as of July 31, 2017.

*	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

July 31, 2017	By:	/s/ Gunnar Wiedenfels
Gunnar Wiedenfels Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 30, 2017, among Discovery Communications, Inc., Skylight Merger Sub, Inc. and Scripps Networks Interactive, Inc.*

3.1	Form of Certificate of Designation of Series A-1 Convertible Participating Preferred Stock, par value $0.01 per share.

3.2	Form of Certificate of Designation of Series C-1 Convertible Participating Preferred Stock, par value $0.01 per share.

4.1	Amendment No. 2 to Rights Agreement, dated as of July 30, 2017, by and between Discovery Communications, Inc. and Computershare Trust Company, N.A., as rights agent.

10.1	Voting Agreement, dated as of July 30, 2017, by and among Scripps Networks Interactive, Inc., Discovery Communications, Inc. and John C. Malone.

10.2	Voting Agreement, dated as of July 30, 2017, by and among Scripps Networks Interactive, Inc., Discovery Communications, Inc. and Advance/Newhouse Programming Partnership.

10.3	Voting Agreement, dated as of July 30, 2017, by and between Discovery Communications, Inc. and the persons whose names are set forth on the signature pages thereto under the caption “Stockholders”.

10.4	Preferred Share Exchange Agreement, dated as of July 30, 2017, by and between Discovery Communications, Inc. and Advance/Newhouse Programming Partnership.

10.5	Commitment Letter, dated as of July 30, 2017, by and between Discovery Communications, Inc., Discovery Communications, LLC, Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC.

99.1	Press Release, dated as of July 31, 2017.

*	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request by the Commission.